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                                                                  EXHIBIT 10.5.2

                            SECOND AMENDMENT TO THE
                CHART HOUSE ENTERPRISES, INC. SEVERANCE PAY PLAN
                ------------------------------------------------


WHEREAS, Chart House Enterprises, Inc. (the "Company") has established and maintains the Chart House Enterprises, Inc. Severance Pay Plan, effective June 10, 1999, as amended by that certain First Amendment to the Chart House Enterprises, Inc. Severance Pay Plan dated December 9, 1999 ("Plan"), for the benefit of its eligible employees;

WHEREAS, the terms of the Plan reserve to the Company the right to amend the Plan at any time, retroactively or otherwise;

WHEREAS, the Board of Directors of the Company has, in its sole discretion and as provided for in the Plan, established severance pay benefits for the President and Chief Executive Officer;

WHEREAS, the Company has created additional "position categories" as defined in the Plan for Base Severance Pay and Supplemental Severance Pay including "Executive Vice President" and "Senior Director";

WHEREAS, the existing Plan benefits for officers and senior directors of the Company do not reflect competitive market conditions and do not appropriately align with the severance benefits established for the President and Chief Executive Officer; and

WHEREAS, the Company desires to amend the Plan to provide for additional "Position Categories" as set forth therein and to provide for amended base and supplemental severance pay benefits for the Company's officer and senior director positions to reflect competitive market conditions and more appropriately align with the severance pay benefits afforded the President and Chief Executive Officer under the Plan.

WHEREAS, the Company further desires to amend language contained in the "Supplemental Severance Pay" portion of the Plan to (i) provide that the Plan Committee shall have sole and absolute discretion to award supplemental severance benefits under the Plan and (ii) replace the previous formula for awarding supplemental severance pay benefits with an established range of proposed benefits.

NOW, THEREFORE, the Plan is hereby amended, effective August 2, 2000 in the following respects:

     1. The Section entitled "Base Severance Pay" is amended in part and shall read as follows:

         "POSITION CATEGORY                           BASE SEVERANCE PAY
          -----------------                           ------------------

                                     * * *

         Executive Vice President (other than CEO)         35 weeks

         Vice President                                    26 weeks

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         Senior Director   13 weeks

                                     * * *

     2. The Section entitled "Supplemental Severance Pay" is amended in part and shall read as follows:


         "In addition to base severance pay, the Plan Committee shall have sole and absolute discretion in determining whether each Eligible Employee shall also receive supplemental severance pay, and in any amount determined by the Plan Committee, not to exceed the amount set forth in the schedule below, in exchange for providing the Company with a valid executed Waiver and Release Agreement ("Waiver and Release") attached hereto as Exhibit B.

                                     * * *

         POSITION CATEGORY                   SUPPLEMENTAL SEVERANCE PAY
         -----------------                   --------------------------

                                     * * *

         Executive Vice President (other
         than CEO)                           Not to exceed 40 weeks.

         Vice President                      Not to exceed 30 weeks.

         Senior Director                     Not to exceed 20 weeks.

         Director of Operations
         or Corporate Director               Not to exceed 13 weeks.

         Restaurant General Manager          Not to exceed 10 weeks.

         Department Manager and
         equivalent positions                Not to exceed 8 weeks.

         Restaurant Operations Manager
         (other than General Manager)        Not to exceed 8 weeks.

         Full-Time Exempt - Salaried
         (1,000 hours per year minimum)      Not to exceed 6 weeks.

         Full-Time Nonexempt - Hourly
         (25 hours per week minimum)         Not to exceed 4 weeks.

         Part-Time Employees                 Ineligible"


                                     * * *

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IN WITNESS HEREOF, the Company has caused this instrument to be executed by its duly authorized officer this 2nd day of August, 2000.

                                        CHART HOUSE ENTERPRISES, INC.




                                        By: /S/ LAURA A. MONDROWSKI
                                           --------------------------
                                            Laura A. Mondrowski
                                            Vice President, Corporate
                                            Counsel and Secretary

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